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                                                                    EXHIBIT 23.3


    We have issued our report dated June 16, 1995, accompanying the consolidated financial statements of Facelifters Home Systems, Inc. and Subsidiaries appearing in the 1995 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended March 31, 1995 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


                                        GRANT THORNTON LLP


Fort Lauderdale, Florida

August 28, 1996